THE DEWEY ELECTRONICS CORPORATION

_________________________________________


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday, December 5, 2001 at 10:30 A.M. (Eastern Standard Time) for the purposes of



(1) electing six directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

(2) acting upon a proposal approved by the Board of Directors, to adopt a Stock Option Plan for Non-Employee Directors;

(3) acting upon a proposal approved by the Board of Directors to amend the 1998 Stock Option Plan;

(4) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.


The Board of Directors has fixed the close of business on October 22, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.


If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



By Order of the Board of Directors

FRANCES D. DEWEY

Secretary


October 31, 2001




THE DEWEY ELECTRONICS CORPORATION
_______________________________________


PROXY STATEMENT

This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 5, 2001. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about October 31, 2001.

The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise, by notice to such effect delivered to the Secretary of the Corporation.

The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.
In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means.

It is important that your shares are represented at the meeting.

Whether or not you expect to attend the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time prior to the time it is voted.

VOTING SECURITIES OUTSTANDING

Shares of Common Stock, 1,339,531 of which were outstanding as of the close of business on August 31, 2001, are the only voting securities of the Corporation and are entitled to one vote per share.

Only holders of Common Stock of record at the close of business on October 22, 2001, will be entitled to vote at the annual meeting of stockholders.

The only person known by the Corporation to own of record or beneficially more than 5% of the Common Stock of the Corporation is Mr. Gordon C. Dewey, who, as of August 31, 2001, owned of record and beneficially 480,411 shares of Common Stock constituting approximately 35.9% of the shares outstanding as of that date.
In addition, as of August 31, 2001, 30,830 shares of Common Stock were owned of record by Mrs. Frances D. Dewey, Mr. Dewey's wife.
If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 511,241 shares, representing approximately 38.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting of stockholders, six directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the re-election of Alexander A. Cameron, Frances D. Dewey, Gordon C. Dewey, John H.D. Dewey, LTG James M. Link (USA Ret) and Nathaniel Roberts, unless a contrary specification is made. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE
ABOVE NOMINEES AS DIRECTORS.

Information Concerning Directors and Nominees

The information appearing in the following table has been furnished to the Corporation by the persons referred to in the table. According to such persons, they have sole voting and investment power with respect to shares reported as beneficially owned (except as otherwise stated in Note (2) below). Ownership is given as of August 31, 2001.


Name            Age   Principal Occupation            Number of
                      During Past Five Years          Shares of
                      Other Directorships             Common Stock
                      and Positions        Director   Beneficially
                      With Corporation     Since      owned (and %
                                                     of Outstanding)

Alexander A.
 Cameron        79    President,           1964      12,649  (.9%)
                      Key Research
                      and Market
                      Development, Inc.
                      business consultants

Frances D.
 Dewey          74    Director of          1955      30,830  (2.3%) (1)
                      the Corporation
                      Secretary of the
                      Corporation

Gordon C.
 Dewey          78    President and        1955    480,411 (35.9%) (2)
                      Chief Executive
                      Officer of the Corporation

John H.D.
 Dewey          36    Management           1999     40,617 (3.0%) (2)
                      Consultant
                      Monastery Graphics, Inc.
                      Information Technology
                      Consulting

LTG James M.
  Link          58    President            2001      None   (0%)
 (USA Retired)        Teledyne Brown
                      Engineering
Pasquale A.
 Nolletti (3)   73    Manufacturers'       1999      None   (0%)
                      Representative/
                      Consultant MSA, Inc.
                      Business Consultants

Nathaniel
 Roberts        35    General Manager      1999      1,475  (.11%)
                      Callery-Judge Grove
                      Citrus Suppliers

All Present Directors and
Officers as a Group                                546,399  (40.8%)



(1) Does not include shares of Common Stock owned by Mr. Gordon C. Dewey or shares transferred by Mrs. Dewey by gift to her children in August 2000.


(2) Includes 20,308 shares of Common Stock owned of record by a trust for the benefit of the daughter of Mr. and Mrs. Dewey, of which Mr. Dewey and John Dewey (Mr. Dewey's son) are trustees and share voting and investment power. It does not include shares of Common Stock owned by Mrs. Frances D. Dewey. If Mrs. Dewey's shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 511,241 shares, representing approximately 38.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares. See "Voting Securities Outstanding".

(3)  Mr. Nolletti is not standing for re-election.

During the Corporation's last fiscal year, the Board of Directors held four meetings. Each director attended all meetings with the exception of Mr. Cameron who did not attend one meeting.

The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as a director are made to Gordon C. Dewey (who receives compensation as an officer of the Corporation).

The Board has a Stock Option Committee which is composed of two members, Messrs. John H.D. Dewey and Cameron. The Committee administers the stock option plans of the Corporation. One meeting was held during the last fiscal year; all members attended.

The Board also has an Executive Compensation Committee composed of three members, Messrs. John H.D. Dewey, Roberts and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.

The Board does not have a nominating committee or an audit committee.

Summary Compensation Table

The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to the only executive officer of the Corporation whose aggregate of salary and bonus compensation in any of such years exceeded $100,000.

Name and Principal Position        Fiscal
                                   Year       Salary     Bonus

Gordon C. Dewey,                   2001       $144,200   $60,000
  President and Chief              2000       $144,200   $30,000
  Executive Officer                1999       $144,200   $20,000



The Corporation's executive officers are: Mr. Dewey, who has been the Corporation's chief executive officer since its inception; Thom A. Velto, age 51, who has been Treasurer of the Corporation since February 1990; Edward L. Proskey, age 45, who has been Vice President, Operations of the Corporation since June 1994; and Francis DeLorenzo, age 41, who was elected Vice President, Business Development and Marketing on June 3, 2000. Prior to such election, Mr. DeLorenzo had been employed by the Company since 1991 in various program management capacities.

Retirement Benefits

The Corporation has a non-contributory pension plan for all active employees, under which employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month and vested employees with lesser service receive lesser amounts. Mrs. Dewey, as Secretary, does not participate in the plan. Mr. Dewey who has passed normal retirement age currently receives monthly benefit payments under the plan of $1,204; the other executive officers will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.

Options

On September 12, 2001, the Board of Directors approved the 2001
Stock Option Plan for Non-Employee Directors, subject to the approval of the Corporation's stockholders at this meeting of stockholders. See "Proposal No. 2 - Approval of the 2001 Stock Option Plan for Non-Employee Directors" for further information regarding such Plan.

The Board of Directors also approved, on September 12, 2001, the amendment of the 1998 Stock Option Plan, subject to the approval of the Corporation's stockholders at this meeting of stockholders. See "Proposal No. 3 - Amendment of the 1998 Stock Option Plan" for further information regarding such Plan as amended.

Certain Relationships and Related Transactions

During 1988, Mr. Dewey lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest to Mr. Dewey at the fixed rate of 9%. The loans are repayable upon demand by Mr. Dewey, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.

Insurance Arrangements

The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums ($26,000 for a one-year period) to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.





PROPOSAL NO. 2
APPROVAL OF THE 2001 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

General

The Board of Directors (the "Board") has adopted the Dewey
Electronics Corporation 2001 Stock Option Plan for Non-Employee
Directors (the "Director Plan"), subject to stockholder approval.
The purpose of the Director Plan is to give non-employee directors of the Corporation the opportunity to acquire a proprietary interest in the Corporation and an additional incentive to continue their service to the Corporation and in general to stimulate their efforts on behalf of the Corporation.

Description of the Director Plan

The following summary of the Director Plan is qualified in its entirety by reference to the full text of the plan, which is attached as Exhibit A to this Proxy Statement.

The Director Plan is administered by the Board. The Board is authorized to, among other things, grant and amend awards under the Director Plan; adopt and interpret administrative rules for the Director Plan; interpret the provisions of the Director Plan and all awards granted under the Director Plan; and make all factual and other determinations necessary for administration of the Director Plan.

The maximum number of shares of Common Stock which may be delivered under the Director Plan is 50,000 shares. Lapsed, expired or terminated options will not count against this limit and will be available for subsequent grants. If the option price is paid in Common Stock, the shares delivered by an optionee will not count against this limit and will be available for subsequent grants.
The shares distributed under the Director Plan may be shares held in treasury or authorized but unissued shares.

Options under the Director Plan may be granted only to "Non-Employee Directors," defined as directors of the Corporation who are not employees of the Corporation or any of its subsidiaries. If the persons nominated for election to the Board are so elected at the annual meeting, the Corporation will have five Non-Employee Directors. The Board is authorized to determine the number of options to be granted to Non-Employee Directors, the timing of such grants, and the terms and conditions of such awards, subject to the following limitations. The option price per share may not be less than the fair market value of a share of Common Stock on the date of grant or less than the par value of the Common Stock. The term of an option may not be longer than 10 years. Each option granted shall become exercisable with respect to 50% of the shares subject to the option on the six-month anniversary of the date of grant, and with respect to the remaining shares subject to the option on the one-year anniversary of the date of grant, in each case subject to the requirement that the director continue to serve on the Board through such date.

Upon the termination of an optionee's service as a director, the option will be exercisable only to the extent it was exercisable on the date of termination. If termination was on account of disability or death, the options shall be exercisable for three years after such termination, and otherwise shall be exercisable for three months after termination, but in no event beyond the option term.

The Director Plan authorizes the Board to specify the manner of payment of the option price. Payment may be made in cash, Common
Stock, or in any other manner specified by the Board.

The Board may provide that the stock options will be transferable by gift to members of the optionee's immediate family or a trust for their benefit, on such terms and conditions as may be set by the Board.

In the event of specified changes in the Corporation's corporate structure, the Board has discretion to adjust the number and kinds of shares authorized by the Director Plan and the number, kind of shares or other property covered by outstanding awards, and the exercise price of outstanding options in such manner as it deems appropriate to prevent enlargement or dilution of benefits. In the event of certain transactions including certain mergers, sale of assets, or tender offer, the Board has discretion to accelerate the time within which options may be exercised, cash out outstanding options, and/or provide for the assumption of outstanding options by a successor corporation.

The Board may amend the Director Plan without stockholder approval, unless such approval is required by applicable law or regulation.
The Board may amend the terms of any award, provided that no amendment shall impair the rights of the award holder without his or her written consent. The Director Plan shall continue in effect for an unlimited period, but may be terminated by the Board in its discretion at any time.

Federal Income Tax Consequences

The following is a summary of certain federal income tax aspects of stock options which may be awarded under the Director Plan based on the laws in effect as of the date hereof.

The options granted under the Director Plan will be non-qualified stock options. A director will not recognize income at the time the option is granted. Upon exercise of the option, the director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition, any appreciation after the date of exercise is treated as capital gain, and the holding period for purposes of determining whether such gain is long term will begin on the date of exercise.

As a general rule, the Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a non-employee director recognizes ordinary income from awards under the Director Plan, to the extent such income is considered reasonable compensation under the Code. The accelerated vesting of stock options upon a change of control could in certain limited circumstances cause a loss of the Corporation's tax deduction with respect to those options and subject the optionee to a 20% excise tax.

The closing price of the Common Stock on the OTC Bulletin Board on October 18, 2001 was $4.30 per share.

The enclosed proxy will be voted FOR approval of the Director Plan, unless a contrary specification is made. The favorable vote of a majority of votes cast at the Annual Meeting of Shareholders by the holders of shares entitled to vote thereon will be required for approval of the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (PROPOSAL NO. 2)

PROPOSAL NO. 3
AMENDMENT OF THE 1998 STOCK OPTION PLAN

General

The Corporation's 1998 Stock Option Plan (the "1998 Plan") was adopted, with stockholder approval, in 1998. The 1998 Plan is intended to give employees of the Corporation and its subsidiary corporations the opportunity to acquire a proprietary interest in the Corporation and an additional incentive to continue their employment and in general to stimulate their efforts on behalf of the Corporation.

The Board of Directors believes that the 1998 Plan is accomplishing its purpose. However, the Board believes that in order to carry out the purpose it is necessary to amend the 1998 Plan to increase the number of shares available for issuance and to increase the flexibility of the committee that administers the plan in designing awards under the plan. Accordingly, the Board has adopted amendments to the 1998 Plan subject to shareholder approval of the 1998 Plan as so amended. The amendments approved by the Board include (1) increasing the number of shares which may be issued under the 1998 Plan by 25,000 shares, from 60,000 to 85,000, (2) eliminating the fixed termination date of the plan, (3) allowing all employees (rather than only key employees) to be eligible to be granted awards under the 1998 Plan, (4) giving the committee that administers the plan discretion to determine the terms and conditions of awards, (5) permitting the Board to amend the plan without shareholder approval unless such approval is required by law, and (6) various technical amendments.

Description of the 1998 Plan

The following summary of the 1998 Plan, as amended and restated effective December 5, 2001, is qualified in its entirety by reference to the full text of the plan, which is attached as Exhibit B to this Proxy Statement.

The 1998 Plan is administered by a committee (the "Committee") to be appointed from time to time by the Board of Directors of the Corporation, consisting of at least two members of the Board who qualify as "outside directors" within the meaning of Internal Revenue Code Section 162(m), and as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Act of 1934. The Committee is authorized to, among other things, grant and amend awards under the 1998 Plan; adopt and interpret administrative rules for the 1998 Plan; interpret the provisions of the 1998 Plan and all awards granted under the 1998 Plan; and make all factual and other determinations necessary for administration of the 1998 Plan.

The maximum number of shares of Common Stock which may be delivered under the 1998 Plan as amended is 85,000 shares. Lapsed, expired or terminated options will not count against this limit and will be available for subsequent grants. If the option price is paid in Common Stock, the shares delivered by an optionee will not count against this limit and will be available for subsequent grants.
The shares distributed under the 1998 Plan may be shares held in treasury or authorized but unissued shares.

Options under the 1998 Plan may be granted to any employee of the Corporation or its subsidiaries. The Corporation currently has approximately 40 employees. No more than 12,000 shares may be granted to any employee within any two consecutive calendar years. As of the date of this proxy statement, incentive stock options covering 40,500 shares have been granted to the Corporation's employees. Of such amount, options covering 36,000 shares have been granted to executive officers of the Corporation.

Awards under the 1998 Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or non-qualified stock options. The Committee is authorized to determine the employees to whom options will be granted, the number and type of options to be granted to each employee, the timing of such grants, and the terms and conditions of such awards, subject to the following limitations. The option price per share may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an option may not be longer than 10 years. The Committee has discretion to determine the time or times an option becomes exercisable and the extent to which the option may be exercised after an optionee's termination of employment. The Committee is authorized to provide different post-termination provisions based on the nature of and reason for the termination.

The 1998 Plan authorizes the Committee to specify the manner of payment of the option price. Payment may be made in cash, Common
Stock, or in any other manner specified by the  Committee.

The Committee may provide that the stock options will be transferable by gift to members of the optionee's immediate family or a trust for their benefit, on such terms and conditions as may be set by the Committee.

In the event of specified changes in the Corporation's corporate structure, the Board has discretion to adjust the number and kinds of shares authorized by the 1998 Plan and authorized to be granted to any employee within any two-year period, the number and kind of shares or other property covered by outstanding awards, and the exercise price of outstanding options in such manner as it deems appropriate to prevent enlargement or dilution of benefits. In the event of certain transactions including certain mergers, sale of assets, or tender offer, the Board has discretion to accelerate the time within which options may be exercised, cash out outstanding options, and/or provide for the assumption of outstanding options by a successor corporation.

The Board may amend the 1998 Plan without stockholder approval, unless such approval is required by applicable law or regulation. The Committee may amend the terms of any award, provided that no amendment shall impair the rights of the award holder without his or her written consent. The 1998 Plan will continue in effect for an unlimited period, but may be terminated by the Board in its discretion at any time.

Federal Income Tax Consequences


The following is a summary of certain federal income tax aspects of stock options which may be awarded under the 1998 Plan based on the laws in effect as of the date hereof.

Non-Qualified Stock Options. If the options granted under the 1998 Plan are non-qualified stock options, an employee will not recognize income at the time the option is granted. Upon exercise of the option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. At disposition, any appreciation after the date of exercise is treated as capital gain, and the holding period for purposes of determining whether such gain is long term will begin on the date of exercise.

Incentive Stock Options. Generally, no taxable income is recognized by an employee upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the Corporation or one of its subsidiaries or within three months (12 months in the event of permanent and total disability, or the term of the option in the event of death) after termination. However, the exercise of an ISO may result in alternative minimum tax liability to the employee. If the employee continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then upon the sale of the shares, any amount realized in excess of the option price will be taxed as capital gain.

If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, then generally the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the employee on such disposition will be treated as capital gain.

Company Deductions. As a general rule, the Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the 1998 Plan, to the extent such income is considered reasonable compensation under the Code. The Corporation will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid during any year to an executive officer named in the Summary Compensation Table of the proxy statement who was employed by the Corporation at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. The Corporation will not be entitled to a deduction with respect to payments which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

The closing price of the Common Stock on the OTC Bulletin Board on October 18, 2001 was $4.30 per share.

The enclosed proxy will be voted FOR approval of the 1998 Plan as amended, unless a contrary specification is made. The favorable vote of a majority of votes cast at the Annual Meeting of Shareholders by the holders of shares entitled to vote thereon will be required for approval of the 1998 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
1998 STOCK OPTION PLAN AS AMENDED
(PROPOSAL NO. 3)





INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The aggregate fees billed for audit services to the Corporation during the fiscal year ended June 30, 2001 by Deloitte & Touche LLP was $45,500.

Audit Report

The Board does not have an audit committee. The Board as a whole is responsible for the oversight of the Corporation's accounting and financial reporting practices. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for examining those statements.

In discharging its oversight responsibility, the Board (1) reviewed and discussed the audited financial statements of the Corporation at and for the fiscal year ended June 30, 2001 with management, (2) received from the independent auditors in writing the matters required to be communicated by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1. In addition, during the past fiscal year, the Board discussed with the independent auditors the matters referred to in Statement on Auditing Standards No. 61 and the auditors' independence from the Corporation.

Based on the reviews and discussions referred to above, the Board included the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange
Commission.

Submitted by the Board of Directors,

Alexander A. Cameron
Frances D. Dewey
Gordon C. Dewey
John H.D. Dewey
LTG James M. Link (USA Ret)
Pasquale A. Nolletti
Nathaniel Roberts



STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than July 3, 2002.







DISCRETIONARY AUTHORITY

While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.



By Order of the Board of Directors


FRANCES D. DEWEY

Secretary


October 31, 2001

EXHIBIT A
THE DEWEY ELECTRONICS CORPORATION
2001 STOCK OPTION PLAN
FOR
NON-EMPLOYEE DIRECTORS

I. Purpose of the Plan.

The purpose of the Dewey Electronics Corporation 2001 Stock Option Plan for Non-Employee Directors (the "Plan") is to give non-employee directors of the Corporation the opportunity to acquire a proprietary interest in the Corporation and an additional incentive to continue their service to the Corporation and in general to stimulate their efforts on behalf of the Corporation.

II. Administration.

The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have authority and discretion to grant and amend awards under the Plan; to adopt, alter, repeal and interpret such administrative rules, guidelines and practices governing the Plan as it may deem advisable; to interpret the terms and provisions of the Plan and awards granted under the Plan; and to make all factual and other determinations as it may in its discretion deem necessary or advisable for the administration of the Plan. Any determination, interpretation, construction or other action made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons, including, without limitation, the Corporation, its stockholders, optionees and their respective successors in interest. Determinations made by the Board under the Plan relating to the number of options granted and the timing and terms and conditions of awards need not be uniform and may be made selectively among persons who are eligible to receive awards under the Plan, whether or not such persons are similarly situated. The Board shall act by majority vote of those members present (in person or by conference telephone) at a meeting at which a quorum is present, or by unanimous written consent.

III. Shares Subject to the Plan.

The shares issuable upon exercise of options which may be granted under the Plan shall not exceed fifty thousand (50,000) shares of the Common Stock of the Corporation, subject to adjustment pursuant to the provisions of Paragraph VI of the Plan. Such shares may be made available either from authorized and unissued Common Stock or from Common Stock issued and held in the treasury of the Corporation. If for any reason any option under the Plan lapses, expires or is terminated in whole or in part, shares of Common Stock subject to such lapsed, expired or terminated option may again be subjected to options under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price shall not count against the above limit and shall again be available for awards under the Plan.

IV. Eligibility.

Options may be granted only to directors of the Corporation who are not employees of the Corporation or of its subsidiaries
("Non-Employee Directors").

V. Grant of Options.

The Board, at any time or from time to time, may grant options under the Plan to such Non-Employee Directors as it may select, for such numbers of shares of Common Stock, at such option prices, for such periods, at such time or times for exercise, and containing such terms and conditions as the Board shall designate, subject to the following provisions:

(a) Option Price. The purchase price per share of the shares of Common Stock subject to an option granted under the Plan shall not be less than the fair market value of the Common Stock, as determined by the Board, at the time of the granting of the option, and not less than the par value of the Common
Stock.

(b) Option Term. The term of each option granted under the Plan shall not exceed ten years from the date such option is granted.

(c) Exercisability. Each option shall become exercisable as to 50% of the shares subject to the option on the six-month anniversary of the date of grant, and as to the remaining shares subject to the option on the one-year anniversary of the date of grant, in each case subject to the requirement that the optionee continue to serve on the Board through such date.

(d) Termination of Directorship. Upon the termination of an optionee's service as a director, his option privileges shall be limited to the options which were exercisable on the date of such termination. If termination was on account of disability or death, such option privileges shall expire three years after the date of termination. If termination was for any other reason, such option privileges shall expire 3 months after termination. In no event, however, shall an option be exercisable after the last day of the option term. The Board's determination of the reason for an optionee's termination of service shall be conclusive.

(e)Manner of Exercise. Stock options may be exercised in whole or in part during the period in which they are exercisable, as provided in subsections (c) and (d) above. Options may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment for shares purchased upon exercise of an option granted under the Plan shall be made in such manner as may be specified by the Board, which may include cash, delivery of shares of Common Stock already owned by the optionee, any other manner permitted by law, or any combination thereof. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall not be deemed to have acquired any shares of Common Stock or have any rights of a stockholder until a certificate for such shares has been duly issued. Shares issued pursuant to the exercise of options granted under the Plan shall be deemed fully paid and non-assessable.

(f)Transferability of Options. Unless otherwise provided by the Board, options shall not be transferable other than by will or by the laws of descent and distribution. In the event of the optionee's death, his or her legal representative may exercise his or her option. The Board, in its sole discretion may, at the time of grant or at any time thereafter, permit stock options to be transferred by gift to members of the optionee's immediate family or a trust for their benefit, on such terms and conditions as may be determined by the Board.

VI. Adjustment in Certain Events.

In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate under the Plan to prevent enlargement or dilution of benefits, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other property subject to outstanding awards, and (iii) the exercise price of outstanding stock options.

In addition, upon the dissolution or liquidation of the Corporation or upon any reorganization, merger, or consolidation as a result of which the Corporation is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Corporation or the commencement or consummation of a tender offer for the Common Stock, the Board may take such action as it in its discretion deems appropriate to (i) accelerate the time within which options may be exercised, (ii) cash out outstanding stock options at or immediately prior to the date of such event, and/or (iii) provide for the assumption of outstanding stock options by surviving, successor or transferee corporations.

The Board's determination as to which adjustments shall be made under this Section VI and the extent thereof shall be final, binding and conclusive.

VII.	Amendments and Termination.

The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

The Board may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

VIII.	Restrictions on Exercise.

Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, such stock options shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board. The application of this Section shall not extend the term of any stock option.

IX.	Rights to Service.

Neither the Plan nor any grant of options pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Corporation.

X.	Indemnification.

No member of the Board nor any officer or employee of the Corporation acting on behalf of the Board shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Corporation shall indemnify all members of the Board and all such officers and employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.

XI.	Other Compensation Plans.

Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements for Non-
Employee Directors.

XII.	Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Corporation, or make arrangements satisfactory to the Board regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements. The Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to award holder.

XIII.	Approval by Shareholders.

The Plan shall not become effective until it has been approved by the Shareholders of the Corporation.


EXHIBIT B
THE DEWEY ELECTRONICS CORPORATION
1998 STOCK OPTION PLAN
(as amended and restated effective December 5, 2001)

1.	Purpose of the Plan

The purpose of The Dewey Electronics Corporation's 1998 Stock Option Plan (the "Plan") is to give employees of the Corporation and its subsidiary corporations the opportunity to acquire a proprietary interest in the Corporation and an additional incentive to continue their employment and in general to stimulate their efforts on behalf of the Corporation. As used in the Plan the terms "subsidiary corporation" and "parent corporation" shall have the same meaning as such terms have in Section 424 of the Internal Revenue Code, and shall refer to both present and future such corporations.

2.	Administration.

The Plan shall be administered by a committee (the "Committee") to be appointed from time to time by the Board of Directors of the Corporation (the "Board"), consisting of no less than two members of the Board, each of whom shall qualify as an "outside director" within the meaning of Internal Revenue Code Section 162(m), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended. The Committee from time to time may adopt such rules and regulations as it may deem appropriate for the proper administration of the Plan and from time to time may make such determinations under and interpretations of, and take such steps in connection with, the Plan or the options granted under the Plan as it may in its discretion deem necessary or advisable. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons, including, without limitation, the Corporation, its stockholders, optionees and their respective successors in interest.

3.	Shares Subject to the Plan

The shares issuable upon exercise of options which may be granted under the Plan shall not exceed 85,000 shares of the Common Stock of the Corporation, subject to adjustment pursuant to the provisions of paragraph 11 of the Plan; no more than 12,000 shares may be granted to any employee within any two consecutive calendar year periods, subject to adjustment as aforesaid. Such shares may be made available either from authorized and unissued Common Stock or from Common Stock issued and held in the treasury of the Corporation. If for any reason any option under the Plan lapses, expires or is terminated in whole or in part, shares of Common
Stock subject to such lapsed, expiring or terminated option may again be subjected to options under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price shall not count against the above limit and shall again be available for awards under the Plan.

4.	Grant of Options

The Committee, at any time or from time to time, may grant options under the Plan to such eligible employees as it may select, for such numbers of shares of Common Stock, at such option prices, for such periods, for such type or types of options, at such time or times for exercise and in such form of instrument as the Committee shall designate, subject to the limitations set forth below. The type or types of options may include incentive stock options as defined in Section 422 of the Internal Revenue Code ("incentive stock options") and non-qualified options; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which an eligible employee may be granted incentive stock options (under the Plan and all other plans of the Corporation and its parent and subsidiary corporations) which become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, further, that incentive stock options may not be granted to an employee who owns more than 10% of the total voting power of all classes of stock of the Corporation unless (i) the option price is at least 110% of fair market value at grant and (ii) the option is not exercisable more than five years after grant. Any option which is either expressly designated as a non-qualified option or which fails to satisfy the requirements for qualification as an incentive stock option shall be a non-qualified option.

5.	Eligibility

Options may be granted to all employees (including officers) of the Corporation or of its subsidiary corporations. A director, as such, of the Corporation or of a subsidiary corporation will not be eligible to receive an option.

6.	Option Price

The purchase price per share of the shares of Common Stock subject to an option granted under the Plan shall not be less than that of the fair market value of the Common Stock, as determined by the Committee, at the time of the granting of the option.

7.	Option Period

The term of each option granted under the Plan shall not exceed ten years from the date such option is granted. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee.

8.	Exercise

Options may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment for shares purchased upon exercise of an option granted under the Plan shall be made in such manner as may be specified by the Committee, which may include cash, delivery of shares of Common Stock already owned by the optionee, any other manner permitted by law, or any combination thereof. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall not be deemed to have acquired any shares of Common Stock or have any rights of a stockholder until a certificate for such shares has been duly issued. Shares issued pursuant to the exercise of options granted under the Plan shall be deemed fully paid and non-assessable.

9.	Non-Transferability of Options

Incentive stock options may be exercised only by the person to whom granted, except that they may be transferred by will or the laws of descent and distribution. In the event of the optionee's death, his or her legal representatives may exercise his or her option. The Committee, in its sole discretion may, at the time of grant or at any time thereafter, permit stock options to be transferred by gift to members of the optionee's immediate family or a trust for their benefit, on such terms and conditions as may be determined by the Committee.

10.	Termination of Employment

Upon the termination of an optionee's employment, his or her options shall be exercisable to the extent determined by the Committee.
The Committee may provide different post-termination exercise provisions, which may vary based on the nature of and reason for the termination. In no event, however shall an option be exercised after the expiration of the option term.

11.	Adjustment in Certain Events

In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate under the Plan to prevent enlargement or dilution of benefits, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan and authorized to be granted to any employee within any two-year period, (ii) the number and kind of shares or other property subject to outstanding awards, and (iii) the exercise price of outstanding stock options.

In addition, upon the dissolution or liquidation of the Corporation or upon any reorganization, merger, or consolidation as a result of which the Corporation is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Corporation or the commencement or consummation of a tender offer for the Common Stock, the Board may take such action as it in its discretion deems appropriate to (i) accelerate the time within which options may be exercised, (ii) cash out outstanding stock options at or immediately prior to the date of such event, and/or (iii) provide for the assumption of outstanding stock options by surviving, successor or transferee corporations.

The Board's determination as to which adjustments shall be made under this paragraph 11 and the extent thereof shall be final, binding and conclusive.

12.	Amendment or Discontinuance of the Plan

The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

13.	Restrictions on Disposition

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, such stock options shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The application of this paragraph shall not extend the term of any stock option.

14.	Indemnification

No member of the Board of Directors or the Committee nor any officer or employee of the Corporation acting on behalf of the Board or the Committee shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Corporation shall indemnify all members of the Board and the Committee and all such officers and employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan.

15. Right to Terminate Employment

Nothing contained in the Plan or in any stock option granted under the Plan shall restrict the right of the Corporation or any of its subsidiary corporations to terminate the employment of any optionee at any time, with or without cause.

16.	Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements. The Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the award holder.

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Corporation withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Corporation shares of unrestricted Common Stock. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

17.	Effective Date

The Plan as amended and restated shall become effective on December 5, 2001, subject to approval of the shareholders of the Corporation.


REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GORDON C. DEWEY and FRANCES D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 5, 2001 at 10:30 A.M. (Eastern Standard Time) and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS         FOR      WITHHOLD      FOR ALL EXCEPT
     (except as marked to the contrary below)

A. Cameron, F. Dewey, G.C. Dewey, John H.D. Dewey, James M. Link,
Nathaniel Roberts

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:


2. APPROVAL OF THE 2001 STOCK OPTION
PLAN FOR NON-EMPLOYEE DIRECTORS        FOR      AGAINST      ABSTAIN

3. APPROVAL OF THE 1998 STOCK OPTION
PLAN AS AMENDED                        FOR      AGAINST      ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR the approval of the 2001 Stock Option Plan FOR Non-Employee Directors and FOR the approval of the 1998 Stock Option Plan as amended.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this        Date_______________
Proxy in the box below.

_______________________________    _____________________________
Stockholder sign above             Co-holder (if any sign above)